UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2013

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(805) 565-9800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events

On November 20, 2013, FutureFuel Corp. (NYSE: FF) (the “Company”) issued a press release announcing that the Company had declared a special cash dividend of U.S. $0.25 per share on its common stock, with a record date of December 2, 2013 and a payment date of December 16, 2013 to be made concurrently with its previously announced regular quarterly dividend of $0.11 per share for a total cash dividend of $0.36 on the December 2, 2013 record date and December 16, 2013 payment date.

Additionally, the Company announced its 2014 quarterly dividend program, declaring normal quarterly dividends of U.S. $0.12 per share, with record dates of March 3, 2014, June 2, 2014, September 2, 2014 and December 1, 2014, and payment dates of March 14, 2014, June 13, 2014, September 12, 2014 and December 12, 2014, respectively.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

A copy of the press release is included as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP. By: /s/ Rose M. Sparks Rose M. Sparks, Principal Financial Officer Date: November 20, 2013